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                                                                     Exhibit 4.4

                           SUBSCRIPTION AND AGREEMENT

To:  Quality Care Solutions, Inc.
     5030 East Sunrise Drive
     Phoenix, Arizona 85044
     Attention: Robert F. Theilmann


Gentlemen:

SUBSCRIPTION FOR SHARES

     1. On and subject to the terms and conditions set forth herein, each of the undersigned (each, a "SUBSCRIBER"), severally and not jointly, hereby offers to purchase from Quality Care Solutions, Inc., a Nevada corporation (the "COMPANY"), that number of shares (the "SHARES") of the Company's Series C 12% Cumulative Convertible Preferred Stock (the "SERIES C PREFERRED") set forth below the Subscriber's signature on the signature page hereof. The purchase price is $0.77 per Share. It is anticipated that the purchase and sale of the Shares hereunder shall be consummated at a closing (the "CLOSING"). The Closing will be held at the offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona at 10:00 a.m. (Phoenix time), on September 28, 1998, or at such other time and place upon which the Subscriber and the Company shall agree. At the Closing, the Company will deliver to the Subscriber a certificate or certificates, registered in the Subscriber's name, representing the Shares to be purchased by the Subscriber at the Closing, against payment of the purchase price therefor, by check payable to the Company, or by wire transfer per the Company's instructions.

     Each Subscriber has reviewed (i) the Series C Preferred Stock Purchase Agreement dated May 29, 1998 (the "PURCHASE AGREEMENT") by and among the Company and the purchasers listed on the Schedule of Purchasers attached thereto and
(ii) the Shareholder Rights Agreement dated May 29, 1998 by and among the Company, certain holders of Series A Preferred Stock of the Company, certain holders of Series B Preferred Stock of the Company, the purchasers of Series C Preferred Stock of the Company, the holders of the Warrants and certain significant shareholders (the "SHAREHOLDER RIGHTS AGREEMENT"). Capitalized terms used without definition in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

INCORPORATION OF TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT

     Each Subscriber agrees that the provisions of Sections 3 through 8 of the Purchase Agreement are hereby incorporated herein by reference as though fully set forth in this Subscription Agreement, with the following changes:

     2.1 Except as set forth on Exhibit A attached hereto, the Company represents and warrants to each Subscriber that, as of the date of the Closing at which the Subscriber consummates

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its purchase of Shares purchased by it hereunder, each of the representations and warranties of the Company set forth in Section 3 of the Purchase Agreement are true and correct in all material respects; provided, however, that for purposes of subsection 3.20 of the Purchase Agreement as incorporated herein, the reference to "the three month period ended March 31, 1998" shall be deemed to read as follows: "the six month period ended June 30, 1998."

     2.2 Each of the representations and warranties set forth in Section 4 of the Purchase Agreement is hereby made by the Subscriber to the Company.

     2.3 Each Subscriber's obligation to purchase any Shares is, unless waived in writing by the Subscriber, subject to the fulfillment as of the date of the Closing of the conditions set forth in Section 6 of the Purchase Agreement (and the term "Purchaser" or "Purchasers" therein shall be deemed to be a reference to the Subscriber). In addition, the Subscriber's obligations shall be subject to the condition that an amendment to the Series C Certificate increasing to not less than 6,826,983 the aggregate number of authorized shares of the Series C Preferred shall have been filed in the office of the Nevada Secretary of State.

     2.4 The Company's obligation to sell and issue the Shares at the Closing is, unless waived in writing by the Company, subject to the fulfillment as of the date of the Closing of the conditions set forth in Section 7 of the Purchase Agreement (and the term "Purchaser" or "Purchasers" therein shall be deemed to be a reference to the Subscriber or Subscribers, as appropriate). In addition, the Company's obligation to sell and issue the Shares at the Closing is subject to the further condition that on or before the date of the Closing that Company shall have received such consents to the transactions contemplated by this Subscription and Agreement as may be required of the holders of shares of its preferred stock or other capital stock.

     2.5 Each Subscriber shall be a "Purchaser" under the Purchase Agreement on the date hereof, and shall be entitled to the benefits of the Purchase Agreement, subject to the terms and provisions of this Subscription and Agreement. The Subscriber authorizes the Company to add to Schedule I to the Purchase Agreement certain information concerning the Subscriber, including the Subscriber's name, address, telefax number, the number of Shares purchased by the Subscriber, the dollar amount of the purchase, and the date of purchase of the Shares.

     2.6 Each Subscriber, upon becoming a "Purchaser" under the Purchase Agreement as aforesaid, shall also become a party to the Shareholder Rights Agreement dated as of May 29, 1998, by and among the Company, the "Purchasers" under the Purchase Agreement, and the other persons and entities identified therein. Each Subscriber authorizes the Company to add the Subscriber's name, address and share holdings to the schedule of holders of the shares of Series C Preferred Stock which is part of Exhibit A to the said Shareholder Rights, such authority to be effective upon the Closing.



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GOVERNING LAW

     3.1 This Subscription and Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Nevada without application of the principles of conflicts of laws.

MISCELLANEOUS

     4.1 The Company shall bear its own expenses incurred on its behalf with respect to this Subscription and Agreement and the transactions contemplated hereby and will pay the reasonable out-of-pocket expenses of the Subscribers, including legal fees and expenses, up to a maximum of $5,000.00, of Squire, Sanders & Dempsey L.L.P., as counsel to the Subscribers.

     4.2 This Subscription and Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement on the date set forth below.

Dated:                    , 1998
      --------------------

                         Subscriber:    CORNERSTONE FUND 1, LLC
                                        By: Cornerstone Equity Partners, LLC
                                            Its Attorney-in-Fact



                                        By: /s/ Illegible Signature
                                            ------------------------------------
                                        Title: Partner
                                              ----------------------------------

                                        No. of Shares:   791,396
                                                      --------------------------

                                        Address of Subscriber for Notices:

                                        5050 N. 40th St.  Ste. 310
                                        ----------------------------------------

                                        Phoenix, AZ 85018
                                        ----------------------------------------

                                        Telefax Number:  (602) 956-8080
                                                       -------------------------


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
                         Subscriber:    VENTURES FUND I, LLC
                                        By: Cornerstone Equity Partners, LLC
                                            Its Attorney-in-Fact



                                        By: /s/ Illegible Signature
                                            ------------------------------------
                                        Title: Partner
                                              ----------------------------------

                                        No. of Shares:   182,630
                                                      --------------------------

                                        Address of Subscriber for Notices:

                                        5050 N. 40th St.  Ste. 310
                                        ----------------------------------------

                                        Phoenix, AZ 85018
                                        ----------------------------------------

                                        Telefax Number:  (602) 956-8080
                                                       -------------------------


Accepted this      day of September, 1998:
             ------

QUALITY CARE SOLUTIONS, INC.


By:
   --------------------------------------

Title:
      -----------------------------------


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                    EXHIBIT A TO SUBSCRIPTION AND AGREEMENT

                               Updated Exhibit B
                 to Series C Preferred Stock Purchase Agreement


                             SCHEDULE OF EXCEPTIONS


3.4  CAPITALIZATION

     The Company's representation regarding its authorized capital stock is updated as follows:

     As of September 17, 1998, the Company had issued 5,636,325 shares of its Series C Preferred Stock, and had authorized the issuance of an additional 1,190,658 shares of its Series C Preferred Stock (resulting in a total of 6,826,983 authorized shares of Series C Preferred Stock). The Company has reserved 6,826,983 shares of Common Stock for issuance upon conversion of the Series C Preferred.

3.9  MATERIAL AGREEMENTS

     Receipts

     Software License Agreements

     1. American Family Care of Utah, Inc., effective 9/1/98, Initial Term 3 years

     2. Global Health Care Corporation, effective 4/10/98, Initial Term 5 years

     3.   Delta Dental of Missouri, effective 3/2/98, Initial Term 5 years

     4. Physicians Health Networks, Inc. effective 10/27/97, Initial Term 5 years

     5. Delta Dental Plan of Arizona, Inc. effective 10/8/97, Initial Term 5 years

     6.   Health Plan Partners, effective 5/15/97, Initial Term 5 years

     7.   Managed Care Systems, Inc., effective 11/25/98, Initial Term 5 years

     8. Schaller Anderson of Arizona, L.L.C., effective 11/23/96, Initial Term 5 years

     9.   Molina Medical Centers, Inc. effective 5/23/96, Initial Term 5 years

     10.  Pima County, Effective 1/8/96, Initial Term 3 years

     11. Yuma Phy. Hospital Organization, Inc. effective 4/25/95, Initial Term 3 years

     12. Comprehensive AHCCS Plan, Inc. (CAP) effective 4/1/95, Initial Term 3 years

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Expenditures

     Group Health Insurance
          Health Partners Health Plans
     Group Dental Insurance
          Delta Dental Of Arizona
     General Liability Insurance
          Federal Insurance Company
     Directors & Officers Liability Insurance
          National Union Insurance Company
     Equipment Leasing
          AT&T Capital Leasing, principle $40,000
          Leasetec System Credit, principle $103,400
          Dana Commercial Credit, principle $16,000
          Information Leasing Corp., principle $249,000
     Professional Fees, Accounting
          KPMG
     Professional Fees, Legal
          Westover & Westover
          Bryan Cave
          Gallagher Kennedy
     Facility/Office Lease
          Transwestern Investment Company L.L.C.
     Utilities, Telephone
          US West Communications
     Utilities, Electrical
          Salt River Project




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

                            MANAGEMENT RIGHTS LETTER


                               September   , 1998

Cornerstone Fund I, LLC
Ventures Fund I, LLC
5050 North 40th Street
Phoenix, Arizona 85018

     Re:  Management Rights of Cornerstone Fund I, LLC and Ventures Fund I, LLC

Ladies and Gentlemen:

     This letter will confirm our agreement that pursuant to the purchase of an aggregate of shares of Series C Preferred Stock of Quality Care Solutions, Inc. (the "Company") by Cornerstone Fund I, LLC and Ventures Fund I, LLC (collectively "Investor"). Investor will be entitled to the following contractual management rights, in addition to rights to nonpublic financial information, inspection rights, and other rights specifically provided to all investors in the current financing:

     1. Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Investor within thirty days after the end of each fiscal quarter at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

     2. Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided except to the extent provided to all of the Company's investors under the terms of the current financing; and

     3. If Investor is not represented on this Company's Board of Directors, the Company shall invite a representative of Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board of Directors.

     Investor agrees, and will cause any representative of Investor to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.
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     The rights described herein shall terminate and be of no further force or effect upon (i) the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm commitment underwritten offering of its securities to the general public, or (ii) such time as Investor ceases to hold shares of Series C Preferred Stock (or securities issued upon conversion of or in exchange therefor). The confidentiality provisions hereof will survive any such termination.

     The letter may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


                                       Very truly yours,

                                       Quality Care Solutions, Inc.


                                       --------------------------------------
                                       Name: Gregory S. Anderson
                                       Title: President

Agreed and Accepted as of
the __ day of September, 1998:


Cornerstone Fund I, LLC
By: Cornerstone Equity Partners, LLC
    Its Attorney-in-Fact


By /s/ (illegible signature)
   ---------------------------------
Title Partner
      ------------------------------


Ventures Fund I, LLC
By: Cornerstone Equity Partners, LLC
    Its Attorney-in-Fact


By /s/ (illegible signature)
   ---------------------------------
Title Partner
      ------------------------------


          [Counterpart Signature Page to Quality Care Solutions, Inc.
                           Management Rights Letter]

     Investor agrees, and will cause any representative of Investor to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

     The rights described herein shall terminate and be of no further force or effect upon (i) the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm commitment underwritten offering of its securities to the general public, or (ii) such time as Investor ceases to hold shares of Series C Preferred Stock (or securities issued upon conversion of or in exchange therefor). The confidentiality provisions hereof will survive any such termination.

     The letter may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


                                       Very truly yours,

                                       Quality Care Solutions, Inc.

                                       /s/ Gregory S. Anderson
                                       --------------------------------------
                                       Name: Gregory S. Anderson
                                       Title: President

Agreed and Accepted as of
the __ day of September, 1998:


Cornerstone Fund I, LLC


By
   ---------------------------------
Title
      ------------------------------


Venture Fund I, LLC


By
   ---------------------------------
Title
      ------------------------------


          [Counterpart Signature Page to Quality Care Solutions, Inc.
                           Management Rights Letter]


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